SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 28, 2003


                               THERMOGENESIS CORP.
             (Exact name of registrant as specified in its charter)


           Delaware                       0-16375               94-3018487
           ---------                      --------              ----------
(State or other jurisdiction of       (Commission File        (I.R.S. Employer
 incorporation or organization)           Number)            Identification No.)

                              3146 Gold Camp Drive
                        Rancho Cordova, California 95670
                                 (916) 858-5100
          (Address and telephone number of principal executive offices)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On March 28, 2003, ThermoGenesis Corp. (the "Company") completed its private financing involving the sale of common stock and warrants to institutional investors. The initial closing was previously reported on a Form 8-K filed on March 25, 2003. In the private financing, from the initial and final closing, the Company raised gross proceeds of approximately $5,834,000, in the aggregate, before expenses. The Company sold in the aggregate 3,807,594 shares of common stock and warrants to purchase 11,976 additional shares of common stock at an exercise price of $2.39 per share to institutional investors. CDC Securities acted as the placement agent for the offering and received a 7% fee based on gross proceeds. The Company will use the net proceeds for working capital and implementation of operating plans.

     The terms for the private financing are set forth in the Securities Purchase Agreement, the form of which is attached as Exhibit 10 to the Company's Form 8-K filed on March 25, 2003 and is incorporated herein. The form of warrants is attached as Exhibit 4 to the Company's Form 8-K filed on March 25, 2003 and is incorporated herein. The warrants are exercisable for a period of 3 years. Under the terms of the Securities Purchase Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the securities.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      EXHIBITS

                  Exhibit
                  Number            Description

                  4                 Form of Warrant(1)

                  10                Securities Purchase Agreement(1)

                  99.1              Press Release Announcing Initial Closing(1)

                  99.2              Press Release Announcing Final Closing




------------------
(1)  Incorporated  by reference  from the Company's  Form 8-K filed on March 25,
2003.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 31, 2003                            THERMOGENESIS CORP.


                                                  /S/ RENEE RUECKER
                                                  ------------------------------
                                                  Renee Ruecker,
                                                  Chief Financial Officer